As filed with the United States Securities and Exchange Commission on June 14, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BLACKBAUD, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2617163 (IRS Employer Identification No.)

65 Fairchild Street Charleston, South Carolina (Address of principal executive offices)	29492 (Zip Code)
BLACKBAUD, INC.
2016 EQUITY AND INCENTIVE COMPENSATION PLAN
AMENDED AND RESTATED AS OF JUNE 12, 2024
(Full title of the plan)

Michael P. Gianoni, Chief Executive Officer, President and
Vice Chairman of the Board
Blackbaud, Inc.
65 Fairchild Street
Charleston, South Carolina 29492
(Name and address of agent for service)

(843) 216-6200
(Telephone number, including area code, of agent for service)

Copies to:
R. Douglas Harmon
Parker Poe Adams & Bernstein LLP
620 South Tryon Street, Suite 800
Charlotte, North Carolina 28202
Telephone: (704) 335-9020
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in "Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 12, 2024, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed with the Commission are incorporated by reference herein:
•    Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
•    Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024;
•    Our Preliminary Proxy Statement on Schedule 14A filed on March 29, 2024 and our Definitive Proxy Statement on Schedule 14A filed on April 23, 2024 for the Company's Annual Meeting of Stockholders held on June 12, 2024;
•    Our Current Reports on Form 8-K filed on January 11, 2024, January 22, 2024, January 26, 2024, February 2, 2024, March 4, 2024, March 18, 2024, June 14, 2024 and June 14, 2024; and
•    The description of our Common Stock, which is contained in our registration statement on Form 8-A, filed with the Commission on February 20, 2004, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Stock included in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 21, 2024, and any amendment or report filed for the purpose of updating such description.
Additionally, all documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and be a part hereof from the date of the filing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Any documents or information “furnished” and not “filed” in accordance with the Commission rules shall not be deemed to be incorporated by reference herein.

Item 6.	Indemnification of Directors and Officers.
The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.  The Company has also entered into an employment agreement with its Chief Executive Officer, President and Vice Chairman of the Board that requires the Company to indemnify the officer to the fullest extent permitted by Delaware law.
All of the Company’s directors and officers are covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 8.	Exhibits.

Exhibit Number	Description
5.1*	Opinion of Parker Poe Adams & Bernstein LLP regarding the legality of securities registered

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.1 to this Registration Statement)

23.3*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

99.1
Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 12, 2024 (incorporated by reference to Appendix B to the Company’s Proxy Statement for its 2024 Annual Meeting Schedule 14A, filed on April 23, 2024)

107.1*	Filing Fee Table
* Filed herewith

Item 9.	Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on June 14, 2024.

BLACKBAUD, INC.

By:	/S/	MICHAEL P. GIANONI
Michael P. Gianoni
Chief Executive Officer, President and Vice Chairman of the Board

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Messrs. Michael P. Gianoni, Anthony W. Boor and Jon W. Olson his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/S/	MICHAEL P. GIANONI	Chief Executive Officer, President and Vice Chairman of the Board (Principal Executive Officer)	June 14, 2024
Michael P. Gianoni

/S/	ANTHONY W. BOOR	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 14, 2024
Anthony W. Boor

/S/	ANDREW M. LEITCH	Chairman of the Board of Directors	June 14, 2024
Andrew M. Leitch

/S/	DENEEN M. DEFIORE	Director	June 14, 2024
Deneen M. DeFiore

/S/	YOGESH K. GUPTA	Director	June 14, 2024
Yogesh K. Gupta

/S/	RUPAL S. HOLLENBECK	Director	June 14, 2024
Rupal S. Hollenbeck

/S/	D. ROGER NANNEY	Director	June 14, 2024
D. Roger Nanney

/S/	SARAH E. NASH	Director	June 14, 2024
Sarah E. Nash

/S/	KRISTIAN P. TALVITIE	Director	June 14, 2024
Kristian P. Talvitie